UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 8, 2021

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware 001-12622 36-2048898

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400 60611-4213
Chicago, Illinois (Zip Code)
     (Address of principal executive offices)

            Registrant's telephone number, including area code (312) 321-1515

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on December 8, 2021. See the Company’s 2021 Proxy Statement for more information on the proposals presented at the meeting, the relevant portions of which are incorporated herein by reference.

PROPOSAL 1: ELECTION OF DIRECTORS

The stockholders elected all of the nominees for director recommended by the Company’s Board of Directors (the “Board”). The voting results were as follows:

Director	For	Withheld	Broker Non-Votes
Ellen-Blair Chube	23,861,559	587,168	703,576
Paul M. Hindsley	21,592,741	2,855,986	703,576
Daniel S. Jaffee	24,317,309	131,418	703,576
Michael A. Nemeroff	22,835,562	1,613,165	703,576
George C. Roeth	24,016,862	431,865	703,576
Amy L. Ryan	24,406,553	42,174	703,576
Allan H. Selig	23,765,300	683,427	703,576
Paul E. Suckow	23,911,962	536,765	703,576
Lawrence E. Washow	23,849,456	599,271	703,576

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The stockholders ratified the appointment of Grant Thornton LLP as independent auditor for the fiscal year ending July 31, 2022. The voting results were as follows:

For	25,023,958
Against	124,113
Abstain	4,232

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Vice President, General Counsel and Secretary

Date:  December 9, 2021